Exhibit 5.2

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, Washington 98104-7036 O: 206.883.2500 F: 206.883.2699

October 1, 2021

Zymeworks Inc.

Suite 540 – 1385 West 8th Avenue

Vancouver, British Columbia

Canada V6H 3V9

Re:	Zymeworks, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Zymeworks Inc., a corporation continued under the laws of British Columbia (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Debt Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of an indeterminate amount of the Company’s debt securities (the “Debt Securities”).

The Debt Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), the form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

As used herein “Transaction Documents” means the Indenture and the supplemental indentures thereto.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a

Zymeworks Inc.

October 1, 2021

Prospectus Supplement will have been filed with the Commission describing the Debt Securities offered thereby; (f) that the Debt Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any Debt Securities will be governed, in whole or in part by, and construed in accordance with, the laws of the State of New York and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than the Company with respect to New York law); (i) any common shares, preferred shares, warrants, subscription receipts or units or other securities of the Company, in each case, that are issuable upon conversion, exchange, redemption, or exercise of any Debt Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that with respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with applicable law, the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion, including the laws of British Columbia and the federal laws of Canada.

Zymeworks Inc.

October 1, 2021

We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is a corporation continued and validly existing under the laws of British Columbia, (ii) has requisite legal status and legal capacity under the laws of the Province of British Columbia or the federal laws of Canada and (iii) has complied and will comply with all aspects of the laws of Province of British Columbia or the federal laws of Canada in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Document;

(b) the Company has the corporate power and authority under the laws of Province of British Columbia or the federal laws of Canada to execute, deliver and perform all its obligations under each of the Transaction Document;

(c) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities: (i) conflicts or will conflict with its constating documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation under the laws of Province of British Columbia or the federal laws of Canada to which the Company or its property is subject (except that we do not make the assumption set forth in this clause with respect to the federal laws of the Unites States of America and the laws of the State of New York as to the enforceability of the Debt Securities); and

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the laws of Province of British Columbia or the federal laws of Canada.

We express no opinion herein as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the laws of the State of New York (including the statutory provisions and all applicable judicial decisions interpreting those laws), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction, including in particular the laws of Province of British Columbia or the federal laws of Canada.

* * *

Zymeworks Inc.

October 1, 2021

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation